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                                                                   EXHIBIT 10.19


                                 THE SABRE GROUP

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                           DEFERRED COMPENSATION PLAN

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                                    ARTICLE I
                                     Purpose

                  The purpose of the Deferred Compensation Plan, as amended as of April 29, 1998, of The SABRE Group Holdings, Inc. (the "Company") is to provide a select group of key employees of the Company and designated subsidiaries on the United States payroll the opportunity to defer receipt of base salary, cash bonuses and certain equity-based compensation to which they may become entitled for the periods provided herein. This Plan shall be considered an unfunded nonqualified deferred compensation "top hat" plan maintained for "a select group of management or highly compensated employees," as that phrase is used in Title I of the Employee Retirement Income Security Act of 1974, and shall be construed accordingly.


                                   ARTICLE II
                                   Definitions

                  For purposes of this Plan, the following terms shall have the following meanings:

                  2.1 "ACCOUNT" shall have the meaning set forth in Section 4.1.

                  2.2 "ADMINISTRATOR" shall have the meaning set forth in
Section 6.1.

                  2.3 "BASE SALARY" shall mean a Participant's regular base salary for a Plan Year (and shall exclude Incentive Awards or other incentive compensation) payable by the Company to a Participant, but before reduction of base salary deferred pursuant to this Plan or any other plan of the Company.

                  2.4 "BENEFICIARY" shall mean the person or persons designated from time to time in writing delivered to the Administrator by a Participant to receive payments under this Plan after the death of such Participant or, in the absence of any such designation or in the event that such designated person or persons shall predecease such Participant, the Participant's estate. A Participant shall designate a Beneficiary on his initial Deferral Election Form and thereafter may change his Beneficiary designation by filing with the Administrator an Election Change Form that may be obtained from the Administrator.

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                  2.5 "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company or a duly authorized committee thereof.

                  2.6 "CAUSE" shall mean willful misconduct, violation of Company policy, refusal to perform reasonably assigned duties or any other conduct which the Administrator, in its sole discretion, determines is injurious to the business or reputation of the Company.

                  2.7 "CHANGE IN CONTROL" shall have the meaning ascribed to that term in the LTIP.

                  2.8 "COMMITTEE" shall have the meaning set forth in Section
6.1.

                  2.9 "COMPANY" shall mean The SABRE Group Holdings, Inc., a Delaware corporation, or any successor thereto, and those designated subsidiaries whose employees participate in this Plan.

                  2.10 "DEFERRAL ELECTION" shall mean a Participant's election pursuant to Section 3.1 to have a specified percentage or dollar amount of his Eligible Base Salary or Incentive Award deferred pursuant to this Plan.

                  2.11 "DEFERRAL ELECTION FORM" shall mean the form that a Participant submits to the Administrator on which the Participant documents his Deferral Election.

                  2.12 "DEFERRAL PERIOD" shall mean the period of deferral of a Participant's Deferred Compensation as provided in Section 3.2.

                  2.13 "DEFERRED AMOUNT" shall mean as of any date the sum of all of a Participant's Deferred Compensation plus all gains or losses attributable thereto as of such date as reflected in the Account of such Participant, as provided herein.

                  2.14 "DEFERRED COMPENSATION" shall mean that portion of a Participant's Eligible Base Salary or Incentive Award the payment of which the Participant has elected to defer under this Plan.

                  2.15 "DISCRETIONARY TRANSACTION" shall have the meaning set forth in Rule 16b-3 promulgated under the Exchange Act.

                  2.16 "EFFECTIVE DATE" shall mean October 14, 1997, the date as of which the Plan was adopted by the Board of Directors.

                  2.17 "ELECTION CHANGE FORM" shall mean the form that a Participant submits to the Administrator on which the Participant documents his election to change his Pay-Out Schedule.


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                  2.18 "ELECTION DATE" shall mean the date by which a
Participant must make a Deferral Election pursuant to Sections 3.5 and 3.6.

                  2.19 "ELIGIBLE BASE SALARY" shall mean for any Participant, the portion of the Participant's Base Salary that exceeds the dollar limit in effect at the time of Election Date under ss. 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code").

                  2.20 "ELIGIBLE EMPLOYEE" shall mean an individual employed by the Company in a management position on or after the Effective Date and who is designated from time to time by the Board of Directors to be eligible for participation in the Plan.

                  2.21 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  2.22 "INCENTIVE AWARD" shall mean a payment, award or other benefit to which a Participant may become entitled pursuant to any incentive, commission, profit-sharing, bonus or other plan sponsored by the Company (including, but not limited to awards made pursuant to the LTIP) and which the Administrator shall from time to time determine is eligible for deferral pursuant to this Plan.

                  2.23 "INITIAL PLAN YEAR" shall mean from January 1, 1998 through June 30, 1998.

                  2.24 "INSIDER" shall mean any Participant who is subject to
Section 16 of the Exchange Act.

                  2.25 "INVESTMENT CHOICES" shall mean the investment vehicles made available by the Administrator from time to time in which Participants' Deferred Compensation will be deemed to be invested pursuant to Section 4.2.

                  2.26 "LTIP" shall mean The SABRE Group Holdings Inc.'s 1996 Long-Term Incentive Plan, as amended from time to time.

                  2.27 "PARTICIPANT" shall mean any Eligible Employee who makes a Deferral Election pursuant to Section 3.1.

                  2.28 "PAY-OUT SCHEDULE" shall mean, with respect to a Participant's Deferred Amount, the designated method of payment of such Deferred Amount following the end of the Deferral Period, as selected by a Participant pursuant to Section 3.1.

                  2.29 "PERFORMANCE SHARES" shall have the meaning as set forth in the LTIP and in the Performance Share Program, as amended from time to time.

                  2.30 "PLAN" shall mean "The SABRE Group Deferred Compensation Plan, as amended as of April 29, 1998."


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                  2.31 "PLAN YEAR" shall mean from July 1, 1998 through June 30,
1999, and thereafter each July 1 through June 30 of the next succeeding years.

                  2.32 "SUBSTANTIAL HARDSHIP" shall mean an unanticipated emergency that is caused by events outside of the control of the Participant (or in the event of the Participant's death, his Beneficiary) that would result in severe financial hardship to the Participant if early withdrawal were not permitted (or in the event of the Participant's death, his Beneficiary), as determined in the sole discretion of the Administrator.


                                   ARTICLE III
                               Deferral of Awards

                  3.1 Deferral Election. Each Eligible Employee may elect to have the payment of a specified percentage or specified dollar amount of Eligible Base Salary or Incentive Award deferred pursuant to this Plan; provided, however, that the minimum amount of Deferred Compensation with respect to Eligible Base Salary and each type of Incentive Award with respect to which a Deferral Election may be made shall each be at least five thousand dollars ($5,000) for any Plan Year. Each Deferral Election shall be made on a Deferral Election Form to be provided by the Administrator and shall specify the dollar amount or percentage of either Eligible Base Salary or Incentive Award to be deferred. The Deferral Election Form shall also specify the Deferral Period, the Investment Choices, if it is the Participant's initial Deferral Election Form, the Pay-Out Schedule (in accordance with Section 3.3) and a Beneficiary designation. Participants must make a separate Deferral Election on or before the applicable Election Date as specified in Section 3.5 or Section 3.6 (i) for each Plan Year in respect of Eligible Base Salary to be earned subsequent to June 30 of such year and before July 1 of the next succeeding Plan Year and (ii) for each Incentive Award in the manner designated by the Administrator to be eligible for deferral.


                  3.2 Deferral Period. The Deferral Period with respect to a Participant's Deferred Compensation is the period which shall commence on the date the Deferred Compensation would otherwise have been paid to the Participant and shall end on the March 1 next following the earlier of the date of the Participant's termination of employment with the Company for any reason, or the fixed date elected by the Participant and set forth in his Deferral Election Form. For the purposes of this Plan, it shall not be considered a termination of employment when a Participant is: (i) granted a military leave of absence by the Company; (ii) granted an approved personal leave of absence by the Company, provided, however, that the Administrator may from time to time determine that certain leaves of absence pursuant to this Section 3.2(ii) constitute a termination of employment for purposes of this Plan; (iii) on short-term disability leave; (iv) transferred to any other subsidiary of the Company; or
(v) determined by the Administrator to not have been terminated.



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                  3.3 Pay-Out Schedule.Each of the Deferral Elections made by a
Participant shall specify a Pay-Out Schedule with respect to such Participant's Deferred Compensation, which shall be either: (i) a lump-sum pay-out or (ii) a pay-out in annual installments (not in excess of ten), which payments shall commence upon the March 1 following the date specified by the Participant in the Pay-Out Schedule or upon the March 1 following the Participant's termination of employment, whichever event occurs earlier; provided that the amount of each installment payable pursuant to clause (ii) shall equal the balance of the Participant's Account at the close of business at the end of February occurring immediately prior to the payment of the installment divided by the number of installments remaining to be paid. If a Pay-Out Schedule is not chosen by a Participant, he shall be deemed to have elected a lump-sum pay-out. There may be different Pay-Out Schedules elected depending on the reason for the Participant's termination of employment. Each Participant may elect to change his Pay-Out Schedule by completing an Election Change Form that will be available from the Administrator and submitting it to the Administrator or his designated representative; provided, however, such change of Pay-Out Schedule shall be effective only if such completed Election Change Form is submitted by the Participant at least one year prior to the date of the previously elected date of payment. However, a change of a Pay-Out Schedule with respect to any Deferral Election can be made by the Participant only twice after the initial specification of the applicable Pay-Out Schedule. Notwithstanding the foregoing provisions of this Section 3.3 and the payment schedule set forth in any Pay-Out Schedule, no payment to an Insider with respect to the portion of his Account attributable to an Investment Choice relating to or based upon any equity security (within the meaning of Rule 16b-3 promulgated under the Exchange Act) of the Company shall be made sooner than six months after (i) if the payment would not constitute a Discretionary Transaction, the date of an acquisition of equity securities of the Company by such Participant which is not exempt pursuant to Section 16(b) of the Exchange Act and the rules promulgated thereunder, or (ii) if the payment would constitute a Discretionary Transaction, the date of an acquisition of equity securities of the Company which is a Discretionary Transaction.

                  3.4 Irrevocability. A Deferral Election, once made, shall be irrevocable; provided, however, that (i) upon a Participant's Substantial Hardship, the Participant may elect to cease any further deferrals pursuant to any Deferral Election with respect to which there are any amounts remaining to be deferred; and (ii) in the event of a Participant's termination of employment for any reason, no further deferrals will be made pursuant to this Plan. Amounts deferred pursuant to a Deferral Election prior to a Participant's election pursuant to clause (i) above or prior to his termination of employment will continue to be governed by the terms of this Plan.

                  3.5 Eligible Base Salary Election Date. A Deferral Election in respect of Eligible Base Salary must be made on or before December 31, 1997 in respect of Eligible Base Salary to be earned during the Initial Plan Year, and June 30 in respect of Eligible Base Salary to be earned during a Plan Year. Except with respect to the Initial Plan Year,


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a Deferred Election shall be made only in respect of Eligible Base Salary earned after June 30 and before July 1 of the next succeeding Plan Year; provided, however, that in the case of an employee who becomes an Eligible Employee for the first time during the Initial Plan Year or a Plan Year, the Election Date shall be no later than thirty (30) days after such employee receives notice that he has become an Eligible Employee, and any Deferral Election in respect of such Initial Plan Year or Plan Year shall apply only to Eligible Base Salary to be earned by the Participant after the Election Date and before July 1 of the next succeeding Plan Year.

                  3.6 Incentive Award Election Date. For a Deferral Election in respect of an Incentive Award, the Election Date shall be (i) in the event that the Incentive Award is based upon a performance period of no longer than one Plan Year, no later than the June 30 of such Plan Year, (ii) in the event that an Incentive Award is based upon a performance period that exceeds one Plan Year, no later than the June 30 of the Plan Year immediately preceding the last Plan Year of the performance period or (iii) such other dates as the Administrator may from time to time determine; provided, however, that an Eligible Employee may wait until December 31 of the Plan Year immediately preceding the last Plan Year of the performance period to elect to defer all or a portion of his shares under the Company's performance share program (the "Performance Share Program") if the Eligible Employee notifies the Administrator that he intends to defer such shares and submits to the Administrator a Deferral Election Form before December 31; and provided, further, that in the case of an employee who becomes an Eligible Employee for the first time subsequent to the dates specified in clause (i) or (ii), the Election Date in respect of an Incentive Award shall be the date thirty (30) days after such employee receives notice that he has become an Eligible Employee but only if such date is not within twelve months of the expiration of the relevant performance period.


                                   ARTICLE IV
                          Treatment of Deferred Amounts

                  4.1 Memorandum Account. The Company shall establish on its books a memorandum account (the "Account") for each Participant who has Deferred Compensation under this Plan. As promptly as practicable (but in no event more than thirty (30) days) following the date on which any Deferred Compensation would otherwise be payable to a Participant, the amount of such Deferred Compensation shall be reflected in such Participant's Account.

                  4.2 Investment of Deferred Compensation. A Participant's Deferred Compensation shall be deemed to be invested among the Investment Choices as selected by the Participant at the time a Deferral Election is made. Participants' Accounts shall be adjusted monthly to reflect the performance of the Investment Choices of each Participant, so that, to the greatest extent practicable, the value of a Participant's Account shall be determined as if the Deferred Amount were actually invested among the Investment Choices



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as directed by such Participant. Notwithstanding the foregoing, on December 31 of any calendar year during the term of the Plan, the portion of a Participant's Account scheduled to be paid on the next succeeding March 1 shall no longer be deemed invested among the Investment Choices; provided, however, that the portion of a Participant's Account to be paid the next succeeding March 1 will increase from December 31 to March 1 using an interest rate as determined by the Administrator. Any payment scheduled to be made under the Plan shall reduce the amounts allocated among the Investment Choices on a pro rata basis. Participants may, not more frequently than once in any three month period or such other period as determined by the Administrator, elect to change the manner in which their Accounts are deemed invested among the Investment Choices as to then existing Deferred Amounts by completing the Election Change Form and submitting it to the Administrator or his designated representative. Any such change will become effective as soon as practicable after the Election Change Form is received by the Administrator or his designated representative.

                  4.3 Assets. Except as set forth in Section 7.2, the Plan and the crediting of Accounts hereunder shall not constitute a trust and shall be merely for the purpose of recording an unfunded, unsecured contractual obligation of the Company. A Participant shall have no rights against the Company under this Plan other than as an unsecured creditor. In order to satisfy its obligations hereunder, the Company may, but is not required to, make, or cause the trustee of the trust referred to in Article VII to make, actual investments in the Investment Choices.

                  4.4 Reports. Until the entire Deferred Amount in a Participant's Account shall have been paid in full, the Company will furnish to the Participant a report, at least annually, setting forth transactions in and the status of such Account.


                                    ARTICLE V
                           Payment of Deferred Amounts

                  5.1 Form of Payment. All payments of Deferred Amounts under this Plan shall be made in cash.

                  5.2 Payment of Deferred Amount. Except as provided in Section
5.3 or 5.4, the Deferred Amount in a Participant's Account attributable to any Deferral Election shall be paid or commence to be paid to such Participant only in accordance with the applicable Pay-Out Schedule.

                  5.3 Acceleration of Payments in the Event of Substantial Hardship. Notwithstanding any other provision of this Plan to the contrary, upon a Participant's Substantial Hardship (or in the event of a Participant's death, his Beneficiary's Substantial Hardship), and with the consent of the Administrator, a Participant (or in the event of the Participant's death, his Beneficiary) may withdraw such portion of his Deferred Amount


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without a penalty charge as the Administrator determines is necessary to satisfy the Participant's financial emergency (or in the event of the Participant's death, his Beneficiary's financial emergency).

                  5.4 Immediate Payment of Deferred Compensation. Notwithstanding anything in the Plan to the contrary, a Participant may, upon 30 days' prior written notice to the Administrator, elect to receive all or a portion of the Deferred Amount in his Account, in which case the Administrator shall promptly after such 30-day period pay to such Participant 90% of the Deferred Amount so elected, and the remaining 10% thereof shall be canceled and the Company shall have no further obligation with respect thereto. If the Participant elects an immediate pay-out pursuant to this Section 5.4, the Participant may not participate in this Plan for a period of two years thereafter. The Participant is not eligible to participate in this Plan again if the Participant elects a withdrawal pursuant to this Section 5.4 more than once.


                                   ARTICLE VI
                                 Administration

                  6.1 Plan Administrator. From time to time a committee (the "Committee") will be appointed by the Board of Directors to be the administrator of the Plan (the "Administrator"). If the Board of Directors does not name the Committee, the executives in charge of the finance, human resources, and the legal departments of the Company or their designees are the Administrator of this Plan and shall have all of the powers and duties of the Committee. The Administrator may designate one or more individuals, committees or other entities to carry out any of its responsibilities under this Plan. The members of the Committee may be removed by the Board of Directors, with or without cause, and the Board of Directors shall have the power to fill any vacancy which may occur.

                  6.2 General Powers and Responsibilities of the Administrator. The Administrator shall have full authority to construe and interpret the terms and provisions of this Plan, to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable, and to otherwise supervise the administration of this Plan. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in this Plan, or in any election hereunder, in the manner and to the extent it shall deem necessary to carry this Plan into effect. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Administrator in connection with this Plan shall be within the absolute discretion of the Administrator and shall be final, binding and conclusive on the Company and all employees and Participants and their respective Beneficiaries, heirs, executors, administrators, successors and assigns. With the prior written consent of the Administrator, which may be given in his sole discretion, a Participant may increase his


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Account by the amount of his account balance in the American Airlines, Inc.
Executive Deferral Program, which amount shall thereafter be deemed to be invested pursuant to Section 4.2 of this Plan. A Participant who is also the Administrator, a member of a committee that is the Administrator or a person to whom the Administrator has delegated responsibility pursuant to this Section 6.2 shall not participate in any decision involving a request made by him or relating in any way to his rights, duties, and obligations as a Participant (unless such decision relates to all Participants generally and in a similar manner).

                  6.3 Liability. No member of the Board of Directors of the Company, nor the Administrator nor an employee or agent of any Company or any of its subsidiaries, shall be liable for any act or action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated, or, except in circumstances involving his bad faith, gross negligence or fraud, for anything done or omitted to be done by himself. The Company or the Administrator may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its or his obligations or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

                  6.4 Indemnification of Employees. The Company hereby indemnifies the Administrator and each employee to whom responsibilities are delegated under this Plan against any and all liabilities and expenses, including attorney's fees, actually and reasonably incurred by them in connection with any threatened, pending or completed legal action or judicial or administrative proceeding to which they may be a party, or may be threatened to be made a party, by reason of membership on such committee or due to a delegation of responsibilities, except with regard to any matters as to which they shall be adjudged in such action to have acted in bad faith and in a manner which they believed not to be in or opposed to the best interests of the Plan and, with respect to any criminal action, suit or proceeding, had reasonable cause to believe their conduct was unlawful. In addition, the Company may provide appropriate insurance coverage for any employee or member of any committee appointed by the Administrator or each such other individual indemnified pursuant to this Section 6.4 who is not otherwise appropriately insured.


                                   ARTICLE VII
                                     Funding

                  7.1 Funding. Benefits hereunder shall constitute an unfunded general obligation of the Company, but the Company may create reserves, funds and/or provide for amounts to be held in trust on the Company's behalf, whether or not in connection with, in anticipation of, or following, an actual or anticipated change in control of the Company.


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Payment of benefits may be made by the Company, such a trust, or through a service or benefit provider to the Company or such a trust. Any trust that may be established pursuant to this Section 7.1 shall be trusteed by a banking or trust institution with recognized experience in serving as such a trustee, pursuant to documentation recommended by outside counsel to the Company, and funded so as to enable the trust to pay the benefits contemplated under this Plan, as determined by an independent compensation consultant selected by the Board of Directors.

                  7.2 Springing Rabbi Trust Upon Change in Control. Simultaneously with and following the occurrence of a Change in Control, the Company shall fully fund the benefits provided in this Plan in a so-called "Rabbi Trust" by contributing to the trust cash in an amount such that the amount of cash in the trust at any time shall as closely as possible equal the then aggregate amount of all of the Accounts. The trust so established shall be
(i) with a nationally recognized banking institution with experience in serving as trustee for such matters, (ii) pursuant to such documentation as recommended by outside counsel to the Company, and (iii) funded so as to enable the trust to pay the benefits contemplated under this Plan as may be determined by the Company's independent financial consultant.

                  7.3 Creditor Status. A Participant or Beneficiary shall be a general creditor of the Company with respect to the payment of any benefit under this Plan, unless such benefits are provided under a contract of insurance or an annuity contract that has been delivered to the Participant, in which case the Participant or the Beneficiary shall look to the insurance carrier or annuity provider for payment, and not to the Company. The Company's obligation for such benefit shall be discharged by the purchase and delivery of such annuity or insurance contract.



                                  ARTICLE VIII
                                  Miscellaneous

                  8.1 Participants' Rights. A Participant, at all times, shall have an immediate one hundred percent (100%) vested interest in his Account.

                  8.2 Amendment or Termination. Notwithstanding any other provision of this Plan, the Company by action of the Board of Directors or its designated representative, or the Administrator may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely; provided, however, that any such amendment, suspension or termination may not, without a Participant's consent, adversely affect any Deferred Amount credited to his Account prior to such amendment, suspension or termination. The proviso in the preceding sentence shall not be construed to prohibit the Company from changing or eliminating any or all of the then available Investment Choices, provided that if all Investment Choices are


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eliminated, any remaining Deferred Amounts shall be credited with at least a reasonable rate of interest as determined by the Administrator from time to time. Notwithstanding the foregoing, upon any termination of this Plan, the Company may in its sole discretion accelerate the payment of all Deferred Amounts credited as of the date of termination of this Plan. This Plan shall remain in effect until terminated pursuant to this Section 8.2.

                  8.3 Withholding. To the extent required by the laws in effect when compensation is deferred and when amounts are distributed from a Participant's Account, the Company shall withhold from Participants' compensation, or from amounts payable hereunder, any federal, state or local taxes required by law to be withheld.

                  8.4 No Obligation. Neither this Plan nor any elections hereunder shall create any obligation on the Company to continue any existing incentive compensation plans or policies or to establish or continue any other programs, plans or policies of any kind. Neither this Plan nor any election made pursuant to this Plan shall give any Participant or other employee the right to receive benefits not specifically provided for by the Plan, nor any right with respect to continuance of employment by the Company, nor shall there be a limitation in any way on the right of the Company to terminate an employee's employment at any time.

                  8.5 No Assignment. Except by will or the laws of descent and distribution, no right or interest in any Account or Deferred Amount under this Plan may be assigned, transferred, pledged or hypothecated, and no right or interest of any Participant in any Account hereunder or to any Deferred Amount shall be subject to any lien, pledge, encumbrance, charge, garnishment, execution, alienation, obligation or liability of such Participant, whether voluntary or involuntary, including, but not limited to, any liability that is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of a Participant.

                  8.6 Facility of Payment. Any amounts payable hereunder to any person who is under legal disability or who, in the judgment of the Administrator, is unable to manage his financial affairs, may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner that the Company may select. Any such payment shall be deemed to be payment for such person's Account, and shall be a complete discharge of all liability of the Company with respect to the amount so paid.

                  8.7 Applicable Law. This Plan and the obligations of the Company hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any governmental or regulatory agency as may from time to time be required.

                  8.8 Governing Law. This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Texas (regardless of the law that might otherwise govern under applicable Texas principles of


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conflict of laws). Any provision of this Plan prohibited by the law of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition without invalidating the remaining provisions hereof.

                  8.9 Construction. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. The titles to sections of this Plan are intended SOLELY as a convenience and shall not be used as an aid in construction of any provisions thereof.



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